POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Theresa B. Taylor, Alexander D. Cobey and Toby W. Smith of BWX Technologies, inc. (the "Company"), and Leyla Gungor and Irina Abbas of Hogan Lovells US LLP each of them, the undersigned's true and lawful attorney-in-fact and agent, and with full power of substitution, re-substitution and delegation, to:
1.

prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC:

2.	enroll the undersigned in EDGAR Next or any successor filing system;
3.

serve as account administrator in EDGAR Next on the undersigned's behalf. including the power to: (a) appoint, remove and replace account administrators, account users, and technical administrators; (b) delegate authority to entities, including filing agents, law firms, broker-dealers and related corporate entities, to file on the undersigned's behalf: (c) maintain the security of the undersigned's EDGAR account, including modification of access codes; (d) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (e) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (f) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

4.

execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

5.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

6.

take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact. may be of benefit to. in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney can only be revoked by delivering a signed, original "Revocation of Power of Attorney" to the attorney-in-fact and shall remain in full force and effect until such revocation is delivered.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2026.

/s/ Daniel L. Jablonsky
Daniel L. Jablonsky